Misonix Contact:	Investor Relations Contact:
Richard Zaremba	Joe Diaz, Lytham Partners
631-694-9555	602-889-9700
invest@misonix.com	diaz@lythampartners.com

Misonix Reports a 29% and 24% Increase in Revenue for the Second Quarter and Six
Months Fiscal 2012 Financial Results

FARMINGDALE, NY – February 8, 2012 — Misonix, Inc. (NASDAQ: MSON), a medical device company that designs, manufactures, and markets innovative therapeutic ultrasonic products worldwide for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery and other surgical and medical applications, today reported financial results for the second fiscal quarter and six months ending December 31, 2011. Michael A. McManus Jr., President and Chief Executive Officer, and Richard Zaremba, Senior Vice President and Chief Financial Officer, will host a conference call Wednesday, February 8, 2012 at 4:30 pm EASTERN to discuss the Company’s second quarter results.

The Company also reported the following financial and operational achievements:

▪	A 29% increase in revenue for the three months ending December 31, 2011 compared with the same period ending December 31, 2010.
▪	A 24% increase in revenue for the six months ending December 31, 2011 compared with the same period ending December 31, 2010.
▪	Gross profits as a percentage of revenue were 63.9% for the three months ending December 31, 2011 compared with 62.4% for the three months ending December 31, 2010.
▪	Gross profits as a percentage of revenue were 59.6% for the six months ending December 31, 2011 compared with 58.6% for the six months ending December 31, 2010.
▪	Net income reported from continuing operations of $228,000 for the three months ending December 31, 2011 compared with a loss of $505,000 for the same period in fiscal 2011.
▪	Sold Laboratory and Forensic Safety Products business for $1.5 million plus potential $500,000 over the next 3 years.

Revenue for the three months ended December 31, 2011 was $3.6 million, a 29% increase when compared with $2.8 million for the same period in fiscal 2011. The increase in medical device products sales was primarily attributable to sales of the Company’s BoneScalpel™ and Neuroaspirator products.

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Gross profit as a percentage of sales (gross profit percentage) was 63.9% for the three months ended December 31, 2011 compared with 62.4% for the three months ended December 31, 2010.

The Company reported income from continuing operations of $228,000 or $0.03 per diluted share for the three months ended December 31, 2011 compared with a loss of $505,000 or $(0.07) loss for the same period in fiscal 2011. The Company reported net income for the three months ended December 31, 2011 of $1.0 million, or $0.15 per share, compared to a net loss of $536,000, or $(0.08) per share, for the three months ended December 31, 2010.

Revenue for the six months ended December 31, 2011 was $6.8 million, a 24% increase when compared with $5.5 million for the same period in fiscal 2011.

The Company reported net income of $136,000 or $0.02 per share for the six months ended December 31, 2011 compared with a net loss of $1.6 million or $(0.22) per share for the six months ended December 31, 2010.

Commenting on Misonix’s financial and operating results, Michael A. McManus Jr., President and Chief Executive Officer, said, “We are pleased at the growth of our revenues and continued trends in gross margins particularly with respect to our core medical device products. We continue to reduce G&A expenses, having made additional progress this quarter. We will continue to manage our administrative expenses prudently, while supporting investments in product development and sales and marketing. In late October, we announced the sale of our Laboratory and Forensic Safety Products business. This sale of a non-core business completes our strategy to focus exclusively on medical device products and enabled us to strengthen our balance sheet with an additional $1.5 million and an opportunity to receive an additional $500,000 in total over the next three years. Our plan is to use the proceeds to continue to invest in sales and marketing efforts in our medical device business.

“We remain committed to our strategic vision and belief that increased medical device sales through our proprietary sales channels, our emphasis on high margin disposables, a broader geographic reach and development of new surgical applications and technology will strengthen and grow the Company over time.”

Conference Call:

Misonix management will host a conference call and webcast on Wednesday, February 8, 2012 at 4:30 pm EASTERN to discuss second quarter results.

Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (domestic) or 412-317-6789 (international), a few minutes before the start of the call. A simultaneous webcast will be available via Misonix’s website at www.misonix.com. The call will be archived on the Company's website for at least 90 days.

A recording of the live-call will be available for three days at 877-344-7529 or 412-317-0088, confirmation #10009914.

About Misonix:

Misonix, Inc. designs, manufactures and markets therapeutic ultrasonic medical devices. Misonix’s therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated to be in excess of $3 billion annually; Misonix’s proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company’s Web site at www.misonix.com.

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With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances.  Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships,  regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company's business lines, and other factors discussed in the Company's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  The Company disclaims any obligation to update its forward-looking relationships.

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MISONIX, INC. And Subsidiaries

Consolidated Balance Sheets

	December 31, 2011	June 30, 2011
	Unaudited	Derived from audited
		financial statements
Assets
Current Assets:
Cash and cash equivalents	$6,696,617	$6,881,093
Accounts receivable, less allowance for doubtful accounts of $140,739 and $115,739, respectively	1,875,984	2,085,972
Inventories, net	3,658,409	3,130,207
Prepaid expenses and other current assets	172,224	374,472
Note receivable	410,500	210,000
Current assets of discontinued operations	498,234	857,095
Total current assets	13,311,968	13,538,839

Property, plant and equipment, net	958,664	969,336
Goodwill	1,701,094	1,701,094
Other assets	1,748,338	2,127,194
Assets of discontinued operations	-	21,859
Total assets	$17,720,064	$18,358,322

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,041,124	$1,110,694
Accrued expenses and other current liabilities	1,109,455	1,969,078
Liabilities of discontinued operations	228,675	225,864
Total current liabilities	2,379,254	3,305,636

Deferred income	$139,253	$161,360
Deferred lease liability	18,519	14,043
Total liabilities	2,537,026	3,481,039

Commitments and contingencies

Stockholders' equity:
Capital stock, $0.01 par value - shares authorized 20,000,000; 7,079,170 issued and 7,001,370 outstanding, respectively	70,792	70,792
Additional paid-in capital	25,957,578	25,787,960
Accumulated deficit	(10,432,908)	(10,569,045)
Treasury stock, 77,800 shares	(412,424)	(412,424)
Stockholders' equity	15,183,038	14,877,283
Total liabilities and stockholders' equity	$17,720,064	$18,358,322

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MISONIX, INC. And Subsidiaries

Consolidated Statements of Operations

Unaudited

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net sales	$3,550,535	$2,762,556	$6,767,734	$5,454,824

Cost of goods sold	1,281,561	1,039,307	2,734,968	2,259,004

Gross profit	2,268,974	1,723,249	4,032,766	3,195,820

Selling expenses	1,194,045	907,693	2,374,297	1,728,207
General and administrative expenses	1,082,385	1,109,482	2,250,205	2,327,287
Research and development expenses	303,702	352,161	613,676	733,438
Total operating expenses	2,580,132	2,369,336	5,238,178	4,788,932

Loss from operations	(311,158)	(646,087)	(1,205,412)	(1,593,112)

Total other income	331,871	144,682	427,099	346,272

Income (loss) from continuing operations before income taxes	20,713	(501,405)	(778,313)	(1,246,840)

Income tax (benefit) expense	(207,233)	4,000	(202,273)	42,100

Net income (loss) from continuing operations	227,946	(505,405)	(576,040)	(1,288,940)

Discontinued operations:
Net loss from discontinued operations, net of tax benefit of $130,517,$0,$130,517 and $0, respectively	(126,225)	(30,761)	(206,181)	(265,072)
Net gain from sale of discontinued operations net of tax expense of $532,268,$0,$532,268 and $0, respectively	918,358	-	918,358	-
Net income (loss) from discontinued operations	792,133	(30,761)	712,177	(265,072)
Net income (loss)	$1,020,079	$(536,166)	$136,137	$(1,554,012)

Net income (loss) per share from continuing operations-Basic	$0.03	$(0.07)	$(0.08)	$(0.18)
Net income (loss) per share from discontinued operations-Basic	0.11	(0.01)	0.10	(0.04)
Net income (loss) per share-Basic	$0.15	$(0.08)	$0.02	$(0.22)

Net income (loss) per share from continuing operations-Diluted	$0.03	$(0.07)	$(0.08)	$(0.18)
Net income (loss) per share from discontinued operations-Diluted	0.11	(0.01)	0.10	(0.04)
Net income (loss) per share-Diluted	$0.15	$(0.08)	$0.02	$(0.22)

Weighted average common shares-basic	7,001,370	7,001,370	7,001,370	7,001,370

Weighted average common shares-diluted	7,001,370	7,001,370	7,001,370	7,001,370

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